UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2009

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securitites Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Principal Officer

On June 29, 2009, Spartan Motors, Inc. (the “Registrant”) named Joseph M. Nowicki, C.P.A., to serve as Chief Financial Officer of the Registrant. His employment is expected to begin June 30, 2009. Prior to his appointment by the Registrant, Mr. Nowicki, age 47, worked in various capacities with the Michigan-based furniture manufacturer, Herman Miller, Inc., for the past 17 years. During that time, Mr. Nowicki gained experience in financial management and operations in his positions as vice president of international finance and vice president within North American finance. Most recently, he served as Treasurer and as a member of Herman Miller’s key leadership, managing all treasury activities for the company, including establishing the overall capital and debt structure, overseeing the pension and investment strategy, and leading investor relations activities. Before joining Herman Miller, Mr. Nowicki held several operations and finance positions, including working for IBM and General Motors and spending several years in public accounting.

There are no arrangements or understandings between Mr. Nowicki and any other person pursuant to which he was selected as an officer of the Registrant. Mr. Nowicki is not related to any executive officer or director of the Registrant.

There have been no transactions since January 1, 2008, nor are there any currently proposed transactions, to which the Registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Nowicki had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Nowicki will receive an annual base salary of $250,000. He is also eligible to participate in the Spartan Profit and Return Management Incentive Bonus Plan (the “Plan”), the Registrant’s performance-based incentive compensation plan. For the years 2009 and 2010, Mr. Nowicki has been guaranteed an annual minimum management bonus of $15,000 and $25,000, respectively, to be paid in accordance with the Plan. In addition, he will be eligible to receive quarterly bonuses beginning with the third quarter of 2009. Mr. Nowicki has also been guaranteed a weekly payment equal to his base salary for a period of one year should his employment be terminated without cause.

Mr. Nowicki will be eligible to participate in the Registrant’s Supplemental Executive Retirement Plan and the Registrant’s Executive Stock Ownership Plan. The Registrant has agreed to grant Mr. Nowicki 15,000 shares of the Registrant’s restricted stock. These shares will be subject to a five-year vesting schedule, vesting at the rate of 20% per year, and are expected to be granted in June 2009. He will also be eligible for annual restricted stock grants in future years.

In addition to these benefits, Mr. Nowicki will be eligible to receive benefits offered to other executive officers of the Registrant.

A copy of the press release issued by the Registrant to announce the appointment is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99	Press Release issued by the Registrant on June 30, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2009	SPARTAN MOTORS, INC. /s/ James Knapp —————————————— By: James Knapp Its: Senior VP, Chief Financial Officer, and Treasurer

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